EXHIBIT 10.6

MEMORANDUM OF UNDERSTANDING (MOU)

Between Brooqly, Inc dba Dynamic Aerospace Systems and Drops Smart Hubs

Date: May 6th 2025

This Memorandum of Understanding (MOU) is entered into by and between Dynamic Aerospace Systems, a company specializing in unmanned aerial vehicle (UAV) manufacturing and autonomous delivery services, with its principal place of business at [Insert Address], and Drops Smart Hubs, a company operating a network of agnostic smart hub infrastructure for UAV operations, with its principal place of business at Lykourgou 235 C2 Athens 176 75 collectively referred to as the "Parties."

Purpose

The purpose of this MOU is to establish a framework for collaboration between Dynamic Aerospace Systems and Drops Smart Hubs to:

•	Establish Drops Smart Hubs as the exclusive supplier of Dynamic Aerospace Systems’ drones to local UAV operators in Greece using the Drops Smart Hub systems.

•	Incorporate Dynamic Deliveries’ autonomous delivery services into the Drops Smart Hub business model, utilizing Drops Smart Hub locations as nodes for last-mile delivery of goods.

•	Create a mutually beneficial revenue sharing model.

This MOU outlines the mutual intentions and proposed terms of cooperation, subject to the execution of definitive agreements.

Background

•

Dynamic Aerospace Systems designs, manufactures, and supplies advanced UAVs (drones) for various applications, including logistics and delivery. Its subsidiary, Dynamic Deliveries, provides autonomous delivery services using drones and other autonomous systems.

•

Drops Smart Hubs operates a network of smart hubs designed to facilitate efficient logistics, package handling, and last-mile delivery solutions, leveraging advanced technology to streamline urban and regional distribution (based on the assumed business model from https://drops.eu/).

1

The Parties recognize the potential for synergy by combining Dynamic Aerospace Systems’ drone technology and delivery expertise with Drops Smart Hubs’ infrastructure to enhance autonomous delivery capabilities and support local UAV companies in Greece.

Scope of Collaboration

1. Exclusive Drone Supply in Greece

Dynamic Aerospace Systems agrees to:

•

Exclusive Supply Agreement: Appoint Drops Smart Hubs as the exclusive supplier of Dynamic Aerospace Systems’ drones to local UAV operators in Greece for use in logistics and delivery operations integrated with Drops Smart Hub systems.

•

Training and Maintenance: Provide training programs for local UAV operators(via Drops Smart Hubs) on drone operation, maintenance, and safety protocols, as well as ongoing maintenance services or contracts.

Drops Smart Hubs agrees to:

•	Exclusive Distribution: Act as the sole distributor of Dynamic Aerospace Systems’ drones to local UAV companies in Greece.

•	Market Development: Actively promote and market Dynamic Aerospace Systems’ drones to local UAV companies in Greece, highlighting their reliability and compatibility with Drops Smart Hub systems.

•	Platform Integration: Ensure that its smart hub systems support the integration of Dynamic Aerospace Systems’ drones, including data exchange for real-time tracking and hub coordination.

•	Compliance with Exclusivity: Refrain from distributing/sales of other UAV for use in Drops Smart Hub systems in Greece during the term of the exclusivity agreement.

2

2. Incorporation of Dynamic Deliveries Services

The Parties intend to integrate Dynamic Deliveries autonomous delivery services into the Drops Smart Hub business model as follows:

•	Hub-Based Delivery Nodes: Utilize Drops Smart Hub locations as strategic nodes for Dynamic Deliveries’ autonomous drone operations, enabling pick-up, drop-off, and recharging/refueling of drones.

•	Last-Mile Delivery: Dynamic Deliveries will deploy its drones to perform last-mile delivery of goods from Drops Smart Hubs to end customers, leveraging the hubs’ proximity to urban and regional areas.

•	Technology Integration: Dynamic Deliveries will integrate its autonomous delivery software with Drops Smart Hub systems to enable:

•	Real-time package tracking and delivery updates.

•	Automated and Non Automated handoff of packages between hub systems and drones.

•	Coordination of delivery schedules to optimize efficiency.

•	Revenue Sharing: The Parties will negotiate a revenue-sharing model for deliveries completed by Dynamic Deliveries through Drops Smart Hub locations, ensuring mutual benefit.

•	Pilot Program: Launch a joint pilot program in Greece and Strother Field, KS USA to test the integration of Drops Smart Hub and Dynamic Deliveries’ services to evaluate performance and scalability.

3. Mutual Responsibilities

•	Compliance: Both Parties will ensure compliance with all relevant regulations, including Greek aviation laws, drone operation permits, data privacy (e.g., GDPR), and safety standards.

•

Confidentiality: The Parties agree to protect confidential information shared during the collaboration, including proprietary technology, business strategies, and customer data, and will execute a separate Non-Disclosure Agreement (NDA) if necessary.

•

Joint Marketing: The Parties will collaborate on marketing initiatives in Greece to promote the partnership, including co-branded campaigns highlighting the benefits of autonomous delivery through Drops Smart Hubs using Dynamic Aerospace Systems’ drones.

•

Performance Metrics: The Parties will establish key performance indicators (KPIs) to evaluate the success of the collaboration, such as delivery success rates, drone uptime, customer satisfaction, and cost efficiencies.

Proposed Terms

The following terms are subject to negotiation and inclusion in definitive agreements:

•	Exclusivity Period: The exclusivity of Drops Smart Hubs as the drone supplier in Greece will apply for an initial term of 1 year, with options for renewal based on performance.

•

Pricing and Costs: Dynamic Aerospace Systems will offer competitive pricing for drones supplied to Drops Smart Hubs for distribution in Greece, with discounts for exclusivity. Costs for Dynamic Deliveries’ services (e.g., per delivery or subscription- based) will be negotiated based on hub usage and delivery volume.

3

•

Intellectual Property: Each Party retains ownership of its intellectual property. Any joint developments (e.g., integrated software solutions) will be subject to a separate agreement defining ownership and licensing.

•	Liability: The Parties will define liability for drone operations, delivery failures, or hub- related issues in definitive agreements, including insurance requirements.

•

Term and Termination: The collaboration will initially operate for a term of 1 year, with options for renewal. Either Party may terminate the MOU with 60 days written notice if definitive agreements are not executed or if the collaboration does not meet expectations.

Next Steps

To advance this collaboration, the Parties agree to:

•	Conduct a joint feasibility study within 30 days to assess technical, operational, and regulatory requirements in Greece.

•	Discuss pilot program details, including hub selection in Greece and drone specifications.

•	Draft definitive agreements, including exclusive supply contracts, service agreements, and revenue-sharing terms, within 90 days.

•	Identify and onboard initial local UAV company partners in Greece for drone supply within 120 days.

4

Signatures

By signing below, the Parties acknowledge their intent to pursue this collaboration in good faith.

For Dynamic Aerospace Systems

Name:	Kent Wilson
Title:	CEO
Signature:
Date:	May 6th, 2025

For Drops Smart Hubs

Name:	Fragkiska Tsioutsiou
Title:	CEO
Signature:
Date:	May 6th, 2025

5